Exhibit 99.1

People’s United Financial Reports First Quarter Net Income of $130.4 Million, or $0.30 per Common Share

Operating Earnings of $0.33 per Common Share

•	Announced initiatives to support individuals, businesses and communities affected by COVID-19, including $3.5 million in charitable support.

•

Accepted approximately 11,000 applications as part of the CARES Act Paycheck Protection Program, of which over 9,600 loans totaling more than $2.1 billion have been submitted to the SBA and approved as of April 21st.

•

Sustained excellent asset quality as evidenced by net loan charge-offs to average total loans of 10 basis points and a provision of $33.5 million, which reflects the application of CECL and the impact of COVID-19.

•	Successfully completed the core system conversion and full integration for United Bank at the beginning of April.

BRIDGEPORT, CT., April 23, 2020 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the first quarter 2020. These results along with comparison periods are summarized below:

($ in millions, except per common share data)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019
Net income	$130.4	$137.5	$114.6
Net income available to common shareholders	126.9	134.0	111.1
Per common share	0.30	0.31	0.30

Operating earnings[1]	141.1	158.8	123.0
Per common share	0.33	0.37	0.33

Net interest income	$396.0	$382.7	$332.8
Net interest margin	3.12%	3.14%	3.20%

Non-interest income	123.8	124.2	94.6
Operating non-interest income[1]	123.8	116.6	94.6

Non-interest expense	$320.1	$325.7	$277.2
Operating non-interest expense[1]	302.2	286.6	262.2
Efficiency ratio	54.0%	53.7%	57.3%

Average balances
Loans	$43,460	$42,006	$35,046
Deposits	44,163	42,195	36,450

Period-end balances
Loans	44,284	43,596	35,515
Deposits	44,741	43,590	36,901

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

“The nation is facing significant challenges from the spread of COVID-19,” said Jack Barnes, Chairman and Chief Executive Officer. “People’s United is committed to supporting those experiencing hardship due to the pandemic. We are in this together, and difficult times often bring forth the very best in all of us. We have witnessed this each day through the dedication of our employees, including our branch and call center personnel continuing to serve customers despite unprecedented conditions, and our IT group who successfully enabled the majority of our workforce to do their jobs remotely. The Company has always had a long-term view, predicated on a conservative underwriting philosophy, superior service, a diversified business mix and prudent liquidity and capital management, which has served it well through various operating environments. We are confident this strategy will once again show the strength of the franchise as it plays a critical role in supporting the financial health of individuals, businesses and communities throughout this crisis and beyond.”

“While the economic impact of COVID-19 will have a meaningful effect on results for the remainder of 2020, our first quarter performance marked a strong start to the year,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Operating income of $141 million increased 15 percent from a year ago and generated an operating return on tangible common equity of 13.2 percent. We continued to produce positive operating leverage as evidenced by a 330 basis point improvement year-over-year in the efficiency ratio to 54.0 percent. Total revenues of $520 million were up 22 percent driven by both recent acquisitions and organic growth. Non-interest income had another good quarter primarily due to a $16.9 million gain related to the sale of $492 million of loans held-for-sale previously acquired in the United transaction as well as a continued high-level of customer interest rate swap income. Period-end loans and deposits increased two percent and three percent, respectively, from year-end. Loans benefited from strong results in mortgage warehouse lending and large corporate, partially offset by our planned reduction in residential mortgages. Deposit growth was driven primarily by solid results in both our municipal and commercial businesses and overall deposit costs decreased 11 basis points linked-quarter.”

	As of and for the Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019
Asset Quality
Net loan charge-offs to average total loans	0.10%	0.06%	0.06%
Non-performing loans as a percentage of total loans[1]	0.54%	0.51%	0.54%

Returns
Return on average assets[2]	0.89%	0.98%	0.96%
Return on average tangible common equity[2]	11.8%	12.8%	13.0%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.4%	8.0%	7.7%
Tier 1 leverage	8.4%	9.1%	8.8%
Common equity tier 1	9.5%	10.2%	10.2%
Tier 1 risk-based	10.0%	10.7%	10.8%
Total risk-based	11.3%	12.0%	12.4%

People’s United Bank, N.A.
Tier 1 leverage	8.9%	9.3%	9.0%
Common equity tier 1	10.7%	10.9%	11.2%
Tier 1 risk-based	10.7%	10.9%	11.2%
Total risk-based	12.0%	12.1%	12.9%

[1]	Ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated & acquired)
[2]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13

During the quarter, the Company repurchased 19.8 million common shares through March 9th at a total cost of $304 million, completing the common stock repurchase program authorized by the Company’s Board of Directors in 2019. In addition, the Board voted to increase the common stock dividend for the 27th consecutive year to an annual rate of $0.72 per share. Based on the closing stock price on April 22, 2020, the dividend yield on People’s United Financial common stock is 6.6 percent. The quarterly dividend of $0.18 per share is payable May 15, 2020 to shareholders of record on May 1, 2020.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with over $60 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of over 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management and insurance solutions. The company also provides specialized commercial services to customers nationwide.

1Q 2020 Financial Highlights

Summary

•	Net income totaled $130.4 million, or $0.30 per common share.

•	Net income available to common shareholders totaled $126.9 million.

•	Operating earnings totaled $141.1 million, or $0.33 per common share (see page 13).

•	Net interest income totaled $396.0 million in 1Q20 compared to $382.7 million in 4Q19.

•	Net interest margin decreased two basis points from 4Q19 to 3.12% reflecting:

•	Lower rates on deposits (increase of six basis points).

•	Lower rates on borrowings (increase of two basis points).

•	Lower yields on the loan portfolio (decrease of eight basis points).

•	One less calendar day in 1Q20 (decrease of two basis points).

•	Provision for credit losses totaled $33.5 million.

•	Provision increase of $22.9 million reflects the application of CECL and the impact of COVID-19.

•	Net loan charge-offs totaled $10.6 million.

•	Net loan charge-off ratio of 0.10% in 1Q20.

•	Non-interest income totaled $123.8 million in 1Q20 compared to $124.2 million in 4Q19.

•	Insurance revenue increased $3.4 million.

•	Investment management fees decreased $1.2 million.

•	Bank service charges decreased $0.9 million.

•	Commercial banking lending fees decreased $0.8 million.

•	Other non-interest income includes net gains on loans held-for-sale of $16.9 million in 1Q20 and a $7.6 million net gain on the sale of eight branches in 4Q19.

•	At March 31, 2020, assets under discretionary management totaled $7.8 billion.

•	Non-interest expense totaled $320.1 million in 1Q20 compared to $325.7 million in 4Q19.

•	Operating non-interest expense totaled $302.2 million in 1Q20 and $286.6 million in 4Q19 (see page 13).

•

Compensation and benefits expense, excluding $0.4 million and $7.5 million of merger-related expenses in 1Q20 and 4Q19, respectively, increased $9.6 million, primarily reflecting seasonally higher payroll and benefit-related costs in 1Q20.

•	Regulatory assessment expense increased $1.4 million.

•	Professional and outside services expense, excluding $15.1 million and $5.6 million of merger-related expenses in 1Q20 and 4Q19, respectively, decreased $0.6 million.

•

Other non-interest expense includes merger-related expenses of $1.9 million in 1Q20 and $8.9 million in 4Q19. Also included in 4Q19 is a $16.5 million charge associated with the complete write-down of an intangible asset (see page 13).

•	The efficiency ratio was 54.0% for 1Q20 compared to 53.7% for 4Q19 and 57.3% for 1Q19 (see page 13).

•	The effective income tax rate was 21.5% for 1Q20 compared to 20.2% for the full-year of 2019.

Commercial Banking

•	Commercial loans totaled $31.7 billion at March 31, 2020, an increase of $1.0 billion from December 31, 2019.

•	The mortgage warehouse portfolio increased $596 million.

•	The equipment financing portfolio increased $102 million.

•	The New York multifamily portfolio decreased $45 million.

•	Average commercial loans totaled $30.5 billion in 1Q20, an increase of $1.1 billion from 4Q19.

•	The average equipment financing portfolio increased $131 million.

•	The average mortgage warehouse portfolio decreased $227 million.

•	The average New York multifamily portfolio decreased $42 million.

•	Commercial deposits totaled $17.7 billion at March 31, 2020 compared to $16.6 billion at December 31, 2019.

•	The ratio of non-performing commercial loans to commercial loans was 0.48% at March 31, 2020.

•	Non-performing commercial assets totaled $163.5 million at March 31, 2020.

•	For the commercial loan portfolio, the allowance for credit losses as a percentage of commercial loans was 0.67% at March 31, 2020.

•	The commercial allowance for credit losses represented 140% of non-performing commercial loans at March 31, 2020.

Retail Banking

•	Residential mortgage loans totaled $10.1 billion at March 31, 2020, a decrease of $236 million from December 31, 2019.

•	Average residential mortgage loans totaled $10.2 billion in 1Q20, an increase of $217 million from 4Q19.

•	Home equity loans totaled $2.3 billion at March 31, 2020, a decrease of $57 million from December 31, 2019.

•	Average home equity loans totaled $2.4 billion in 1Q20, an increase of $108 million from 4Q19.

•	Retail deposits totaled $27.0 billion at both March 31, 2020 and December 31, 2019.

•	The ratio of non-performing residential mortgage loans to residential mortgage loans was 0.66% at March 31, 2020.

•	The ratio of non-performing home equity loans to home equity loans was 0.94% at March 31, 2020.

•	For the retail loan portfolio, the allowance for credit losses as a percentage of retail loans was 1.03% at March 31, 2020.

•	The retail allowance for credit losses represented 146% of non-performing retail loans at March 31, 2020.

Conference Call

On April 23, 2020, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environment in which we operate. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions, except per common share data)	2020	2019	2019	2019	2019
Earnings Data:
Net interest income (fully taxable equivalent)	$403.7	$390.3	$356.0	$355.4	$340.0
Net interest income	396.0	382.7	348.7	348.1	332.8
Provision for credit losses (1)	33.5	7.3	7.8	7.6	5.6
Non-interest income (2)	123.8	124.2	106.0	106.3	94.6
Non-interest expense (2)	320.1	325.7	281.4	278.4	277.2
Income before income tax expense	166.2	173.9	165.5	168.4	144.6
Net income	130.4	137.5	135.1	133.2	114.6
Net income available to common shareholders (2)	126.9	134.0	131.6	129.7	111.1

Selected Statistical Data:
Net interest margin (3)	3.12%	3.14%	3.12%	3.12%	3.20%
Return on average assets (2), (3)	0.89	0.98	1.05	1.04	0.96
Return on average common equity (3)	6.7	7.2	7.7	7.7	7.0
Return on average tangible common equity (2), (3)	11.8	12.8	14.0	14.1	13.0
Efficiency ratio (2)	54.0	53.7	56.8	55.8	57.3

Common Share Data:
Earnings per common share:
Basic	$0.30	$0.31	$0.34	$0.33	$0.30
Diluted (2)	0.30	0.31	0.33	0.33	0.30
Dividends paid per common share	0.1775	0.1775	0.1775	0.1775	0.1750
Common dividend payout ratio (2)	60.9%	52.2%	53.1%	53.8%	58.6%
Book value per common share	$17.67	$17.60	$17.54	$17.34	$17.13
Tangible book value per common share (2)	9.96	10.12	9.74	9.51	9.35
Stock price:
High	17.00	17.22	17.10	17.66	18.03
Low	10.40	14.73	13.81	15.24	14.25
Close	11.05	16.90	15.64	16.78	16.44
Common shares oustanding (in millions) (2)	429.38	443.66	398.58	398.34	378.37
Weighted average diluted common shares (in millions)	429.77	424.98	394.45	394.57	374.09

(1)	First quarter 2020 provision for credit losses reflects the application of CECL and the impact of COVID-19.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2020	2019	2019	2019	2019
Financial Condition Data:
Total assets	$60,433	$58,590	$52,072	$51,622	$48,092
Loans	44,284	43,596	38,781	38,557	35,515
Securities	8,552	7,790	7,135	7,086	7,176
Short-term investments	744	317	158	275	106
Allowance for credit losses (1)	342	247	246	244	241
Goodwill and other acquisition-related intangible assets	3,264	3,275	3,065	3,073	2,897
Deposits	44,741	43,590	38,574	39,467	36,901
Borrowings	5,911	5,155	4,629	3,400	2,860
Notes and debentures	1,013	993	916	912	902
Stockholders’ equity	7,726	7,947	7,131	7,046	6,621
Total risk-weighted assets (2):
People’s United Financial, Inc.	46,414	45,208	39,794	39,026	36,466
People’s United Bank, N.A.	46,403	45,174	39,742	38,976	36,447
Non-performing loans (3)	240	224	176	198	193
Net loan charge-offs	10.6	6.7	5.8	4.5	5.1

Average Balances:
Loans	$43,460	$42,006	$38,317	$38,229	$35,046
Securities (4)	8,018	7,372	7,041	7,147	7,311
Short-term investments	290	294	219	214	203
Total earning assets	51,768	49,673	45,577	45,591	42,560
Total assets	58,604	56,130	51,524	51,088	47,800
Deposits	44,163	42,195	38,657	39,211	36,450
Borrowings	4,353	4,146	3,855	3,146	2,937
Notes and debentures	1,000	974	914	904	896
Total funding liabilities	49,515	47,314	43,427	43,261	40,284
Stockholders’ equity	7,804	7,654	7,079	6,978	6,562

Ratios:
Net loan charge-offs to average total loans (annualized)	0.10%	0.06%	0.06%	0.05%	0.06%
Non-performing assets to total loans, real estate owned and repossessed assets (1)	0.59	0.57	0.52	0.55	0.59
Allowance for credit losses to (1):
Total loans	0.77	0.57	0.63	0.63	0.68
Non-performing loans	142.2	110.0	139.5	122.9	124.5
Average stockholders’ equity to average total assets	13.3	13.6	13.7	13.7	13.7
Stockholders’ equity to total assets	12.8	13.6	13.7	13.6	13.8
Tangible common equity to tangible assets (5)	7.4	8.0	7.8	7.7	7.7
Total risk-based capital (2):
People’s United Financial, Inc.	11.3	12.0	12.0	12.0	12.4
People’s United Bank, N.A.	12.0	12.1	12.2	12.4	12.9

(1)

Allowance for credit losses and asset quality ratios for March 31, 2020 reflect the initial adoption and application of CECL. Ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated and acquired).

(2)	March 31, 2020 amounts and ratios are preliminary.
(3)	See page 11.
(4)	Average balances for securities are based on amortized cost.
(5)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	March 31,	Dec. 31,	March 31,
(in millions)	2020	2019	2019
Assets
Cash and due from banks	$507.6	$484.2	$508.5
Short-term investments	744.3	316.8	106.0
Securities:
Trading debt securities, at fair value	—	7.1	8.3
Equity securities, at fair value	6.2	8.2	8.2
Debt securities available-for-sale, at fair value	4,276.6	3,564.3	3,060.0
Debt securities held-to-maturity, at amortized cost	3,861.5	3,869.2	3,823.4
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	407.2	341.1	275.6

Total securities	8,551.5	7,789.9	7,175.5

Loans held-for-sale	19.2	511.3	7.8
Loans:
Commercial real estate	14,651.6	14,762.3	11,591.2
Commercial and industrial	12,045.7	11,041.6	9,354.7
Equipment financing	5,012.7	4,910.4	4,466.1

Total Commercial Portfolio	31,710.0	30,714.3	25,412.0

Residential mortgage	10,081.9	10,318.1	8,163.1
Home equity and other consumer	2,492.1	2,563.7	1,940.1

Total Retail Portfolio	12,574.0	12,881.8	10,103.2

Total loans	44,284.0	43,596.1	35,515.2
Less allowance for credit losses	(341.7)	(246.6)	(240.9)

Total loans, net	43,942.3	43,349.5	35,274.3

Goodwill and other acquisition-related intangible assets	3,264.0	3,274.6	2,896.5
Bank-owned life insurance	707.6	705.0	467.8
Premises and equipment, net	300.8	305.5	255.8
Other assets	2,396.0	1,853.0	1,399.7

Total assets	$60,433.3	$58,589.8	$48,091.9

Liabilities
Deposits:
Non-interest-bearing	$10,526.0	$9,803.7	$8,315.6
Savings	5,136.0	4,987.7	4,159.1
Interest-bearing checking and money market	20,238.9	19,592.6	17,130.0
Time	8,840.2	9,205.5	7,296.2

Total deposits	44,741.1	43,589.5	36,900.9

Borrowings:
Federal Home Loan Bank advances	4,489.7	3,125.4	1,573.2
Federal funds purchased	1,120.0	1,620.0	1,020.0
Customer repurchase agreements	301.1	409.1	264.8
Other borrowings	—	—	1.6

Total borrowings	5,910.8	5,154.5	2,859.6

Notes and debentures	1,012.6	993.1	901.6
Other liabilities	1,043.3	905.5	808.6

Total liabilities	52,707.8	50,642.6	41,470.7

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1
Common stock	5.3	5.3	4.7
Additional paid-in capital	7,644.4	7,639.4	6,558.8
Retained earnings	1,514.5	1,512.8	1,328.6
Unallocated common stock of Employee Stock Ownership Plan, at cost	(121.1)	(122.9)	(128.3)
Accumulated other comprehensive loss	(92.7)	(166.9)	(224.6)
Treasury stock, at cost	(1,469.0)	(1,164.6)	(1,162.1)

Total stockholders’ equity	7,725.5	7,947.2	6,621.2

Total liabilities and stockholders’ equity	$60,433.3	$58,589.8	$48,091.9

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in millions, except per common share data)	2020	2019	2019	2019	2019
Interest and dividend income:
Commercial real estate	$149.6	$147.2	$136.6	$139.9	$132.7
Commercial and industrial	106.4	114.9	113.4	111.4	103.9
Equipment financing	68.2	66.7	65.3	62.8	59.0
Residential mortgage	90.4	88.2	84.7	85.5	70.7
Home equity and other consumer	28.0	30.8	24.7	25.7	24.9

Total interest on loans	442.6	447.8	424.7	425.3	391.2
Securities	51.2	47.8	44.7	46.2	47.8
Loans held-for-sale	3.3	0.3	0.2	0.1	0.2
Short-term investments	2.0	1.0	1.3	1.2	1.3

Total interest and dividend income	499.1	496.9	470.9	472.8	440.5

Interest expense:
Deposits	78.9	86.9	92.2	96.6	81.2
Borrowings	15.4	18.5	21.5	19.3	17.7
Notes and debentures	8.8	8.8	8.5	8.8	8.8

Total interest expense	103.1	114.2	122.2	124.7	107.7

Net interest income	396.0	382.7	348.7	348.1	332.8
Provision for credit losses (1)	33.5	7.3	7.8	7.6	5.6

Net interest income after provision for credit losses	362.5	375.4	340.9	340.5	327.2

Non-interest income:
Bank service charges	28.0	28.9	27.0	26.4	25.2
Investment management fees	18.1	19.3	19.9	19.7	19.3
Operating lease income	12.6	12.7	12.9	12.6	12.7
Commercial banking lending fees	12.1	12.9	11.8	10.2	7.8
Insurance revenue	10.9	7.5	10.3	8.7	10.5
Customer interest rate swap income, net	8.8	8.5	5.5	7.3	2.8
Cash management fees	7.4	7.1	7.3	7.2	6.8
Other non-interest income (2)	25.9	27.3	11.3	14.2	9.5

Total non-interest income	123.8	124.2	106.0	106.3	94.6

Non-interest expense:
Compensation and benefits	173.9	171.4	158.1	161.3	155.4
Occupancy and equipment	51.0	52.2	45.0	44.4	44.3
Professional and outside services	38.5	29.6	23.7	24.9	20.0
Amortization of other acquisition-related intangible assets	10.7	9.8	8.0	8.0	6.7
Operating lease expense	9.8	9.6	9.9	9.9	9.4
Regulatory assessments	8.7	7.3	5.3	6.5	7.0
Other non-interest expense	27.5	45.8	31.4	23.4	34.4

Total non-interest expense (2)	320.1	325.7	281.4	278.4	277.2

Income before income tax expense	166.2	173.9	165.5	168.4	144.6
Income tax expense	35.8	36.4	30.4	35.2	30.0

Net income	130.4	137.5	135.1	133.2	114.6
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$126.9	$134.0	$131.6	$129.7	$111.1

Earnings per common share:
Basic	$0.30	$0.31	$0.34	$0.33	$0.30
Diluted	0.30	0.31	0.33	0.33	0.30

(1)	Provision for credit losses for the three months ended March 31, 2020 reflects the application of CECL and the impact of COVID-19.
(2)

Other non-interest income includes $7.6 million of non-operating income for the three months ended December 31, 2019. Total non-interest expense includes $17.9 million, $39.1 million, $5.0 million, $6.5 million and $15.0 million of non-operating expenses for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	March 31, 2020			December 31, 2019			March 31, 2019
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$289.8	$2.0	2.70%	$294.4	$1.0	1.39%	$202.8	$1.3	2.60%
Securities (2)	8,018.0	56.0	2.80	7,372.2	52.6	2.85	7,310.6	52.4	2.87
Loans:
Commercial real estate	14,715.3	149.6	4.07	13,793.2	147.2	4.27	11,588.3	132.7	4.58
Commercial and industrial	10,866.6	109.8	4.04	10,805.1	117.7	4.36	8,974.0	106.5	4.74
Equipment financing	4,915.6	68.2	5.55	4,785.0	66.7	5.58	4,357.7	59.0	5.42
Residential mortgage	10,236.3	90.5	3.54	10,019.0	88.5	3.53	8,153.6	70.9	3.48
Home equity and other consumer	2,726.1	30.7	4.51	2,603.8	30.8	4.72	1,972.9	24.9	5.05

Total loans	43,459.9	448.8	4.13	42,006.1	450.9	4.29	35,046.5	394.0	4.50

Total earning assets	51,767.7	$506.8	3.92%	49,672.7	$504.5	4.06%	42,559.9	$447.7	4.21%

Other assets	6,836.0			6,457.2			5,240.3

Total assets	$58,603.7			$56,129.9			$47,800.2

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$10,077.8	$—	—%	$9,593.6	$—	—%	$8,301.3	$—	—%
Savings, interest-bearing checking and money market	24,940.7	44.1	0.71	23,674.3	49.7	0.84	21,018.0	48.8	0.93
Time	9,144.6	34.8	1.52	8,926.8	37.2	1.67	7,130.8	32.4	1.82

Total deposits	44,163.1	78.9	0.71	42,194.7	86.9	0.82	36,450.1	81.2	0.89

Borrowings:
Federal Home Loan Bank advances	2,430.6	9.8	1.61	2,287.7	11.4	1.99	1,890.1	12.4	2.64
Federal funds purchased	1,593.9	5.1	1.28	1,489.3	6.4	1.73	751.9	4.7	2.52
Customer repurchase agreements	328.0	0.5	0.67	369.2	0.7	0.73	286.2	0.5	0.65
Other borrowings	—	—	—	—	—	—	9.0	0.1	2.43

Total borrowings	4,352.5	15.4	1.42	4,146.2	18.5	1.78	2,937.2	17.7	2.41

Notes and debentures	999.5	8.8	3.51	973.5	8.8	3.61	896.3	8.8	3.93

Total funding liabilities	49,515.1	$103.1	0.83%	47,314.4	$114.2	0.96%	40,283.6	$107.7	1.07%

Other liabilities	1,284.3			1,161.3			954.3

Total liabilities	50,799.4			48,475.7			41,237.9
Stockholders’ equity	7,804.3			7,654.2			6,562.3

Total liabilities and stockholders’ equity	$58,603.7			$56,129.9			$47,800.2

Net interest income/spread (3)		$403.7	3.09%		$390.3	3.10%		$340.0	3.14%

Net interest margin			3.12%			3.14%			3.20%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $7.7 million, $7.6 million and $7.2 million for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

People’s United Financial, Inc.

As a result of People’s United Financial’s adoption of CECL effective January 1, 2020, the distinction between the originated and acquired loan portfolios is no longer necessary.

NON-PERFORMING ASSETS

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2020	2019	2019	2019	2019
Non-performing loans:
Commercial:
Commercial real estate	$53.5	$29.8	$25.1	$23.2	$33.6
Commercial and industrial	55.6	32.1	37.7	45.4	30.3
Equipment financing	42.5	46.2	41.5	42.7	37.5

Total Commercial	151.6	108.1	104.3	111.3	101.4

Retail:
Residential mortgage	66.6	36.3	36.6	38.4	35.4
Home equity	22.1	12.6	14.3	14.7	14.1
Other consumer	0.1	—	0.1	—	—

Total Retail	88.8	48.9	51.0	53.1	49.5

Subtotal	240.4	157.0	155.3	164.4	150.9

Acquired non-performing loans (contractual amount)	—	67.1	21.1	34.1	42.6

Total non-performing loans (1), (2)	$240.4	$224.1	$176.4	$198.5	$193.5

REO:
Residential	$9.5	$11.9	$12.3	$8.1	$6.9
Commercial	7.3	7.3	7.7	0.6	4.1

Total REO	$16.8	$19.2	$20.0	$8.7	$11.0

Repossessed assets	$4.6	$4.2	$6.3	$5.7	$5.6

Total non-performing assets (2)	$261.8	$247.5	$202.7	$212.9	$210.1

Non-performing loans as a percentage of total loans (3)	0.54%	0.51%	0.45%	0.51%	0.54%
Non-performing assets as a percentage of (3):
Total loans, REO and repossessed assets	0.59	0.57	0.52	0.55	0.59
Tangible stockholders’ equity and allowance for credit losses	5.45	5.03	4.70	5.05	5.30

(1)

Reported net of government guarantees totaling $1.2 million at March 31, 2020, $1.3 million at December 31, 2019, $1.4 million at September 30, 2019, $1.6 million at June 30, 2019 and $1.4 million at March 31, 2019.

(2)	Total non-performing loans and non-performing assets for periods prior to January 1, 2020 have been restated to include acquired loans.
(3)	Ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated and acquired).

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2020	2019	2019	2019	2019
Allowance for credit losses:
Balance at beginning of period (1)	$246.6	$242.3	$240.1	$236.9	$236.3
Charge-offs (1)	(12.6)	(7.2)	(6.8)	(4.4)	(5.6)
Recoveries (1)	2.0	1.6	2.1	2.2	2.2

Net loan charge-offs (1)	(10.6)	(5.6)	(4.7)	(2.2)	(3.4)
Provision for credit losses (1)	33.5	8.8	6.9	5.4	4.0
CECL transition adjustment	72.2	N/A	N/A	N/A	N/A

Balance at end of period (1)	341.7	245.5	242.3	240.1	236.9

Allowance for credit losses on acquired loans:
Balance at beginning of period	N/A	3.7	3.9	4.0	4.1
Charge-offs	N/A	(1.3)	(1.4)	(2.9)	(1.9)
Recoveries	N/A	0.2	0.3	0.6	0.2

Net loan charge-offs	N/A	(1.1)	(1.1)	(2.3)	(1.7)
Provision for loan losses	N/A	(1.5)	0.9	2.2	1.6

Balance at end of period	N/A	1.1	3.7	3.9	4.0

Total allowance for credit losses	$341.7	$246.6	$246.0	$244.0	$240.9

Allowance for credit losses as a percentage of (2):
Total loans	0.77%	0.57%	0.63%	0.63%	0.68%
Non-performing loans	142.2	110.0	139.5	122.9	124.5

N/A - not applicable

(1)	Amounts for periods prior to January 1, 2020 reflect only the originated loan portfolio.
(2)	Ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated and acquired).

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2020	2019	2019	2019	2019
Commercial:
Commercial real estate	$3.4	$(0.1)	$(0.2)	$0.1	$1.1
Commercial and industrial	1.0	2.3	1.6	0.2	1.7
Equipment financing	3.9	4.2	4.2	3.9	2.2

Total	8.3	6.4	5.6	4.2	5.0

Retail:
Residential mortgage	0.8	(0.2)	—	0.1	0.1
Home equity	0.1	0.3	—	—	(0.2)
Other consumer	1.4	0.2	0.2	0.2	0.2

Total	2.3	0.3	0.2	0.3	0.1

Total net loan charge-offs	$10.6	$6.7	$5.8	$4.5	$5.1

Net loan charge-offs to average total loans (annualized)	0.10%	0.06%	0.06%	0.05%	0.06%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2020	2019	2019	2019	2019
Total non-interest expense	$320.1	$325.7	$281.4	$278.4	$277.2

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(17.9)	(22.6)	(5.0)	(6.5)	(15.0)
Intangible asset write-down	—	(16.5)	—	—	—

Total	(17.9)	(39.1)	(5.0)	(6.5)	(15.0)

Operating non-interest expense	302.2	286.6	276.4	271.9	262.2

Adjustments:
Amortization of other acquisition-related intangible assets	(10.7)	(9.8)	(8.0)	(8.0)	(6.7)
Operating lease expense	(9.8)	(9.6)	(9.9)	(9.9)	(9.4)
Other (1)	(1.9)	(1.6)	(1.4)	(1.4)	(1.8)

Total non-interest expense for efficiency ratio	$279.8	$265.6	$257.1	$252.6	$244.3

Net interest income (FTE basis)	$403.7	$390.3	$356.0	$355.4	$340.0
Total non-interest income	123.8	124.2	106.0	106.3	94.6

Total revenues	527.5	514.5	462.0	461.7	434.6
Adjustments:
Operating lease expense	(9.8)	(9.6)	(9.9)	(9.9)	(9.4)
BOLI FTE adjustment	0.8	0.7	0.5	0.7	0.6
Gain on sale of branches, net of expenses	—	(7.6)	—	—	—
Net security gains	—	(0.1)	—	(0.1)	—
Other (2)	(0.3)	(3.2)	0.1	—	0.3

Total revenues for efficiency ratio	$518.2	$494.7	$452.7	$452.4	$426.1

Efficiency ratio	54.0%	53.7%	56.8%	55.8%	57.3%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions, except per common share data)	2020	2019	2019	2019	2019
Net income available to common shareholders	$126.9	$134.0	$131.6	$129.7	$111.1

Adjustments to arrive at operating earnings:
Merger-related expenses	17.9	22.6	5.0	6.5	15.0
Intangible asset write-down	—	16.5	—	—	—
Gain on sale of branches, net of expenses	—	(7.6)	—	—	—

Total pre-tax adjustments	17.9	31.5	5.0	6.5	15.0
Tax effect	(3.7)	(6.7)	(1.1)	(1.4)	(3.1)

Total adjustments, net of tax	14.2	24.8	3.9	5.1	11.9

Operating earnings	$141.1	$158.8	$135.5	$134.8	$123.0

Diluted EPS, as reported	$0.30	$0.31	$0.33	$0.33	$0.30

Adjustments to arrive at operating EPS:
Merger-related expenses	0.03	0.04	0.01	0.01	0.03
Intangible asset write-down	—	0.03	—	—	—
Gain on sale of branches, net of expenses	—	(0.01)	—	—	—

Total adjustments per common share	0.03	0.06	0.01	0.01	0.03

Operating EPS	$0.33	$0.37	$0.34	$0.34	$0.33

Average total assets	$58,604	$56,130	$51,524	$51,088	$47,800

Operating return on average assets (annualized)	0.96%	1.13%	1.05%	1.06%	1.03%

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2020	2019	2019	2019	2019
Operating earnings	$141.1	$158.8	$135.5	$134.8	$123.0

Average stockholders’ equity	$7,804	$7,654	$7,079	$6,978	$6,562
Less: Average preferred stock	244	244	244	244	244

Average common equity	7,560	7,410	6,835	6,734	6,318
Less: Average goodwill and average other acquisition-related intangible assets	3,269	3,226	3,069	3,043	2,900

Average tangible common equity	$4,291	$4,184	$3,766	$3,691	$3,418

Operating return on average tangible common equity (annualized)	13.2%	15.2%	14.4%	14.6%	14.4%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2020	2019	2019	2019	2019
Common dividends paid	$77.3	$69.9	$69.9	$69.8	$65.2

Operating earnings	$141.1	$158.8	$135.5	$134.8	$123.0

Operating common dividend payout ratio	54.8%	44.0%	51.6%	51.8%	53.0%

TANGIBLE COMMON EQUITY RATIO

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2020	2019	2019	2019	2019
Total stockholders’ equity	$7,726	$7,947	$7,131	$7,046	$6,621
Less: Preferred stock	244	244	244	244	244

Common equity	7,481	7,703	6,887	6,802	6,377
Less: Goodwill and other acquisition-related intangible assets	3,264	3,275	3,065	3,073	2,896

Tangible common equity	$4,217	$4,428	$3,822	$3,730	$3,481

Total assets	$60,433	$58,590	$52,072	$51,622	$48,092
Less: Goodwill and other acquisition-related intangible assets	3,264	3,275	3,065	3,073	2,896

Tangible assets	$57,169	$55,315	$49,007	$48,549	$45,196

Tangible common equity ratio	7.4%	8.0%	7.8%	7.7%	7.7%

TANGIBLE BOOK VALUE PER COMMON SHARE

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in millions, except per common share data)	2020	2019	2019	2019	2019
Tangible common equity	$4,217	$4,428	$3,822	$3,730	$3,481

Common shares issued	533.26	532.83	487.59	487.35	467.38
Less: Shares classified as treasury shares	103.88	89.17	89.01	89.01	89.01

Common shares oustanding	429.38	443.66	398.58	398.34	378.37
Less: Unallocated ESOP shares	5.87	5.92	6.01	6.10	6.19

Common shares	423.51	437.74	392.57	392.24	372.18

Tangible book value per common share	$9.96	$10.12	$9.74	$9.51	$9.35